Exhibit 99.1

Contact: Jim Gustafson

Investor Relations

DaVita Inc.

(310) 536-2585

DAVITA 2nd QUARTER 2011 RESULTS

Denver, Colorado, August 3, 2011 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended June 30, 2011. Net income attributable to DaVita Inc. for the three and six months ended June 30, 2011 was $114.4 million and $208.9 million, or $1.17 and $2.13 per share, respectively, excluding an after-tax non-cash goodwill impairment charge of approximately $14.4 million, or $0.14 per share related to HomeChoice Partners, which provides infusion therapy services. This compares to net income attributable to DaVita Inc. for the three and six months ended June 30, 2010 of $110.4 million and $219.8 million, or $1.06 and $2.10 per share, respectively, excluding after-tax debt redemption charges of $2.5 million, or $0.02 per share.

Net income attributable to DaVita Inc. for the three and six months ended June 30, 2011 including the after-tax non-cash goodwill impairment charge was $100.0 million and $194.5 million or $1.03 and $1.99 per share, respectively. Net income attributable to DaVita Inc. for the three and six months ended June 30, 2010 including the after-tax debt redemption charges was $107.9 million and $217.3 million, or $1.04 and $2.08 per share, respectively.

Financial and operating highlights include:

•

Cash Flow: For the rolling twelve months ended June 30, 2011 operating cash flow was $816 million and free cash flow was $518 million. For the three months ended June 30, 2011 operating cash flow was $204 million and free cash flow was $125 million.

•

Operating Income: Operating income for the three and six months ended June 30, 2011 was $271 million and $507 million, respectively, excluding the pre-tax non-cash goodwill impairment charge of $24 million. Operating income for the three and six months ended June 30, 2011 including this item was $247 million and $483 million, respectively.

Operating income for the three and six months ended June 30, 2010 was $242 million and $485 million, respectively.

•

Volume: Total treatments for the second quarter of 2011 were 4,777,817, or 61,254 treatments per day, representing a per day increase of 7.1% over the second quarter of 2010. Non-acquired treatment growth in the quarter was 4.6% over the prior year’s second quarter. Our normalized non-acquired treatment growth in the quarter was also 4.6% over the prior year’s second quarter.

•

Effective Tax Rate: Our effective tax rate was 35.7% and 35.6% for the three and six months ended June 30, 2011, respectively. This effective tax rate is impacted by the amount of third party owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.0% for the three and six months ended June 30, 2011. We still expect our effective tax rate attributable to DaVita Inc. for 2011 to be in the range of 39.0% to 40.0%.

•

Share Repurchases: During the first six months of 2011, we repurchased a total of 3,710,086 shares of our common stock for $316.1 million, or an average price of $85.20 per share. As of June 30, 2011, a total of $25.5 million of share repurchases had not yet been settled in cash. We also repurchased 84,600 additional shares of our common stock for $7.3 million, or an average price of $85.83 per share during the period July 1, 2011 through July 31, 2011. As a result of these transactions, our remaining board authorization for share repurchases as of July 31, 2011 is approximately $358 million.

•

Center Activity: As of June 30, 2011, we operated or provided administrative services at 1,669 outpatient dialysis centers serving approximately 131,000 patients, of which 1,637 centers are consolidated in our financial statements. During the second quarter of 2011, we acquired and opened a total of 27 centers.

Outlook

We are raising our operating income guidance for 2011 to now be in the range of $1,080 million to $1,120 million. This guidance excludes the non-cash goodwill impairment charge recorded in the second quarter of 2011. Our previous operating income guidance for 2011 was in the range of $1,040 million to $1,100 million. We are raising our operating cash flow guidance for 2011 to now be in the range of $900 million to $980 million. Our previous operating cash flow guidance for 2011 was in the range of $840 million to $940 million. We are also raising our operating income guidance for 2012 to now be in the range of $1,200 million to $1,300 million. Our previous operating income guidance for 2012 was in the range of $1,100 million to $1,200 million. The guidance above assumes the DSI acquisition closes in the third quarter of 2011. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

We will be holding a conference call to discuss our results for the second quarter ended June 30, 2011 on August 3, 2011 at 5:00 p.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, within the meaning of the federal securities laws, including statements related to our 2011 and 2012 operating income, our 2011 operating cash flows and our 2011 expected effective tax rate attributable to DaVita Inc. Factors that could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates, the variability of our cash flows and the risk factors set forth in our SEC filings, including our quarterly report on Form 10-Q for the first quarter ended March 31, 2011 and subsequent quarterly reports to be filed on Form 10-Q. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs,

•	the impact of health care reform legislation that was enacted in the United States in March 2010,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•	legal compliance risks, including our continued compliance with complex government regulations,

•	investigations by various governmental entities and potential other related proceedings,

•	continued increased competition from large and medium-sized dialysis providers that compete directly with us,

•	our ability to complete any acquisitions, mergers or dispositions that we might be considering or announce, or integrate and successfully operate any business we may acquire, and

•	expansion of our operations and services to markets outside the United States, or to businesses outside of dialysis.

We base our forward-looking statements on information currently available to us at the time of this release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules. For the reasons stated in the reconciliation schedules, we believe our presentation of non-GAAP financial measures provides useful supplemental information for investors.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Net operating revenues	$1,711,529	$1,586,907	$3,317,487	$3,146,325
Operating expenses and charges:
Patient care costs	1,165,220	1,110,552	2,281,216	2,193,341
General and administrative	163,793	136,104	315,395	273,381
Depreciation and amortization	64,470	58,353	126,507	115,821
Provision for uncollectible accounts	49,417	42,367	91,706	83,930
Equity investment income	(2,417)	(2,834)	(3,936)	(5,179)
Goodwill impairment charge	24,000	—	24,000	—

Total operating expenses and charges	1,464,483	1,344,542	2,834,888	2,661,294

Operating income	247,046	242,365	482,599	485,031
Debt expense	(59,897)	(43,655)	(118,492)	(88,238)
Debt redemption charges	—	(4,127)	—	(4,127)
Other income	556	739	1,397	1,570

Income before income taxes	187,705	195,322	365,504	394,236
Income tax expense	67,040	71,429	130,087	145,343

Net income	120,665	123,893	235,417	248,893
Less: Net income attributable to noncontrolling interests	(20,650)	(16,040)	(40,900)	(31,617)

Net income attributable to DaVita Inc.	$100,015	$107,853	$194,517	$217,276

Earnings per share:
Basic earnings per share attributable to DaVita Inc.	$1.05	$1.05	$2.03	$2.11

Diluted earnings per share attributable to DaVita Inc.	$1.03	$1.04	$1.99	$2.08

Weighted average shares for earnings per share:
Basic	95,488,449	103,003,623	95,872,466	103,182,403

Diluted	97,657,578	104,449,065	98,014,315	104,605,489

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Six months ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$235,417	$248,893
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	126,507	115,821
Stock-based compensation expense	23,058	22,399
Tax benefits from stock award exercises	33,765	12,896
Excess tax benefits from stock award exercises	(19,009)	(1,647)
Deferred income taxes	24,225	(10,697)
Equity investment income, net	472	(2,781)
Loss on disposal of assets and other non-cash charges	10,842	3,085
Goodwill impairment charge	24,000	—
Debt redemption charges	—	4,127
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(83,075)	33,724
Inventories	9,369	2,005
Other receivables and other current assets	23,791	33,053
Other long-term assets	2,164	(587)
Accounts payable	41,436	62,255
Accrued compensation and benefits	68,008	65,495
Other current liabilities	(25,716)	(26,127)
Income taxes	34,799	(5,103)
Other long-term liabilities	4,140	955

Net cash provided by operating activities	534,193	557,766

Cash flows from investing activities:
Additions of property and equipment, net	(154,929)	(99,351)
Acquisitions	(151,196)	(91,701)
Proceeds from asset sales	2,954	17,681
Purchase of investments available for sale	(1,868)	(745)
Purchase of investments held-to-maturity	(19,684)	(15,836)
Proceeds from sale of investments available for sale	1,149	900
Proceeds from maturities of investments held-to-maturity	19,683	19,249
Purchase of equity investments and other assets	(5,005)	(350)
Distributions received on equity investments	340	350

Net cash used in investing activities	(308,556)	(169,803)

Cash flows from financing activities:
Borrowings	19,169,580	9,689,658
Payments on long-term debt	(19,201,362)	(9,938,312)
Interest rate cap premiums and other deferred financing costs	(13,457)	—
Debt call premium	—	(3,314)
Purchase of treasury stock	(290,593)	(100,048)
Distributions to noncontrolling interests	(46,423)	(37,301)
Stock award exercises and other share issuances, net	7,410	34,113
Excess tax benefits from stock award exercises	19,009	1,647
Contributions from noncontrolling interests	6,490	3,408
Proceeds from sales of additional noncontrolling interests	2,067	2,845
Purchases from noncontrolling interests	(8,650)	(5,402)

Net cash used in financing activities	(355,929)	(352,706)

Net (decrease) increase in cash and cash equivalents	(130,292)	35,257
Cash and cash equivalents at beginning of period	860,117	539,459

Cash and cash equivalents at end of period	$729,825	$574,716

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$729,825	$860,117
Short-term investments	23,014	23,003
Accounts receivable, less allowance of $225,150 and $235,629	1,132,051	1,048,976
Inventories	68,629	76,008
Other receivables	274,783	304,366
Other current assets	49,784	43,994
Income tax receivables	5,451	40,330
Deferred income taxes	229,827	226,060

Total current assets	2,513,364	2,622,854
Property and equipment, net	1,223,662	1,170,808
Amortizable intangibles, net	152,856	162,635
Equity investments	30,106	25,918
Long-term investments	10,083	8,848
Other long-term assets	35,264	32,054
Goodwill	4,227,386	4,091,307

	$8,192,721	$8,114,424

LIABILITIES AND EQUITY
Accounts payable	$254,129	$181,033
Other liabilities	317,291	342,943
Accrued compensation and benefits	388,965	325,477
Current portion of long-term debt	75,226	74,892

Total current liabilities	1,035,611	924,345
Long-term debt	4,210,823	4,233,850
Other long-term liabilities	104,644	89,290
Alliance and product supply agreement, net	22,652	25,317
Deferred income taxes	456,361	421,436

Total liabilities	5,830,091	5,694,238
Commitments and contingencies
Noncontrolling interests subject to put provisions	416,504	383,052
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 93,481,011 and 96,001,535 shares outstanding)	135	135
Additional paid-in capital	614,304	620,546
Retained earnings	2,912,334	2,717,817
Treasury stock, at cost (41,381,272 and 38,860,748 shares)	(1,634,127)	(1,360,579)
Accumulated other comprehensive (loss) income	(11,787)	503

Total DaVita Inc. shareholders’ equity	1,880,859	1,978,422
Noncontrolling interests not subject to put provisions	65,267	58,712

Total equity	1,946,126	2,037,134

	$8,192,721	$8,114,424

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2011
	June 30, 2011	March 31, 2011	June 30, 2010
1. Consolidated Financial Results:
Revenues	$1,712	$1,606	$1,587	$3,317
Operating income	$247.0	$235.6	$242.4	$482.6
Operating income, excluding the pre-tax non-cash goodwill impairment charge(1)	$271.0	$235.6	$242.4	$506.6
Operating income margin	14.4%	14.7%	15.3%	14.5%
Operating income margin, excluding the pre-tax non-cash goodwill impairment charge(1)	15.8%	14.7%	15.3%	15.3%
Net income attributable to DaVita Inc.	$100.0	$94.5	$107.9	$194.5
Net income attributable to DaVita Inc., excluding the after-tax non-cash goodwill impairment charge and debt redemption charges(1)	$114.4	$94.5	$110.4	$208.9
Diluted earnings per share attributable to DaVita Inc.	$1.03	$0.96	$1.04	$1.99
Diluted earnings per share attributable to DaVita Inc., excluding the after-tax non-cash goodwill impairment charge and debt redemption charges(1)	$1.17	$0.96	$1.06	$2.13
2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue(2)	68.1%	69.5%	70.0%	68.8%
General and administrative expenses as a percent of consolidated revenue(2)	9.6%	9.4%	8.6%	9.5%
Bad debt expense as a percent of consolidated revenue	2.9%	2.6%	2.7%	2.8%
Consolidated effective tax rate attributable to DaVita Inc.(1)	40.0%	40.0%	39.75%	40.0%
3. Segment Financial Results: (dollar amounts rounded to nearest million)
Revenues:
Dialysis and related lab services	$1,591	$1,505	$1,496	$3,096
Other – Ancillary services and strategic initiatives	123	106	93	229

Total segment revenue	1,714	1,611	1,589	3,325
Less elimination of intersegment revenue	(2)	(5)	(2)	(8)

Total consolidated revenue	$1,712	$1,606	$1,587	$3,317

Operating income
Dialysis and related lab services	$283	$250	$254	$533
Other – Ancillary services and strategic initiatives	(25)	(6)	(2)	(31)

Total segment operating income	$258	$244	$252	$502
Reconciling items:
Stock-based compensation	(13)	(10)	(12)	(23)
Equity investment income	2	2	3	4

Consolidated operating income	$247	$236	$242	$483

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2011
	June 30, 2011	March 31, 2011	June 30, 2010
4. Segment Business Metrics:
Dialysis and related lab services
Volume
Treatments	4,777,817	4,602,375	4,462,565	9,380,191
Number of treatment days	78.0	77.0	78.0	155.0
Treatments per day	61,254	59,771	57,212	60,517
Per day year over year increase	7.1%	7.2%	5.5%	7.1%
Non-acquired growth year over year	4.6%	4.0%	4.1%	4.4%
Revenue
Dialysis and related lab services revenue per treatment	$332.34	$326.40	$334.64	$329.43
Per treatment increase (decrease) from previous quarter	1.8%	(1.4%)	(2.6%)
Per treatment decrease from previous year	(0.7%)	(5.0%)	(1.7%)	(2.8%)
Percent of consolidated revenue	92.9%	93.7%	94.3%	93.3%
Expenses
Patient care costs
Percent of segment revenue	66.9%	68.3%	69.2%	67.6%
Per treatment	$222.86	$223.32	$232.16	$223.09
Per treatment decrease from previous quarter	(0.2%)	(0.7%)	(2.1%)
Per treatment decrease from previous year	(4.0%)	(5.8%)	(0.9%)	(4.9%)
General and administrative expenses
Percent of segment revenue	8.3%	8.3%	7.3%	8.3%
Per treatment	$27.79	$27.19	$24.36	$27.50
Per treatment increase (decrease) from previous quarter	2.2%	(1.7%)	(6.5%)
Per treatment increase (decrease) from previous year	14.1%	4.4%	(3.1%)	9.2%
5. Cash Flow:
Operating cash flow	$204.4	$329.8	$295.9	$534.2
Operating cash flow, last twelve months	$816.1	$907.6	$877.8
Free cash flow(1)	$125.1	$266.5	$249.5	$391.6
Free cash flow, last twelve months(1)	$518.4	$642.9	$692.3
Capital expenditures:
Routine maintenance/IT/other	$55.1	$41.1	$27.8	$96.2
Development and relocations	$39.4	$27.6	$29.0	$67.0
Acquisition expenditures	$69.7	$81.5	$90.6	$151.2
6. Accounts Receivable:
Net receivables	$1,132	$1,069	$1,071
DSO	63	62	64

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended			Six months ended June 30, 2011
	June 30, 2011	March 31, 2011	June 30, 2010
7. Debt and Capital Structure:
Total debt(3)	$4,294	$4,301	$3,382
Net debt, net of cash(3)	$3,564	$3,295	$2,808
Leverage ratio (see Note 1 on page 9)	2.69x	2.58x	2.31x
Overall weighted average effective interest rate during the quarter	5.33%	5.20%	4.68%
Overall weighted average effective interest rate at end of the quarter	5.34%	5.34%	4.62%
Weighted average effective interest rate on the Senior Secured Credit Facilities at end of the quarter	4.68%	4.67%	2.66%
Economically fixed interest rates as a percentage of our total debt at June 30, 2011(4) and March 31, 2011(4) and fixed interest rates at June 30, 2010	100%	100%	56%
Share repurchases	$302.4	$13.6	$100	$316.1
8. Clinical: (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2 at the end of the quarter	97%	97%	96%
Patients with arteriovenous fistulas placed	69%	68%	66%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	Consolidated percentages of revenue are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.
(3)	This is a non-GAAP financial measure. It excludes $7.6 million and $8.0 million, respectively, of a debt discount associated with our Term Loan B for the quarters ended June 30, 2011 and March 31, 2011 that is not actually outstanding debt principal. The quarter ended June 30, 2010 excludes $1.8 million of the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.
(4)	This includes the Term Loan B outstanding amount for the quarters ended June 30, 2011 and March 31, 2011, since the Term Loan B bears interest at LIBOR (floor of 1.50%) plus a margin of 3.00%.

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended June 30, 2011
Net income attributable to DaVita Inc.	$382,924
Income taxes	244,983
Interest expense	198,358
Depreciation and amortization	245,064
Non-cash goodwill impairment charge	24,000
Debt refinancing and redemption charges	70,255
Noncontrolling interests	87,819
Equity investment income, net	1,387
Amortization of deferred financing costs	9,588
Other	32,327
Stock-based compensation expense	46,209

“Consolidated EBITDA”	$1,342,914

June 30, 2011
Total debt, excluding debt discount of $7.6 million	$4,293,691
Letters of credit issued	45,789

4,339,480
Less: cash and cash equivalents	(729,825)

Consolidated net debt	$3,609,655

Last twelve months “Consolidated EBITDA”	$1,342,914

Leverage ratio	2.69x

In accordance with the Credit Agreement, the Company’s leverage ratio cannot exceed 4.25 to 1.0 as of June 30, 2011. At that date the Company’s leverage ratio did not exceed 4.25 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

1. Net income attributable to DaVita Inc. excluding after-tax non-cash goodwill impairment charge and debt redemption charges and diluted earnings per share attributable to DaVita Inc. excluding after-tax non-cash goodwill impairment charge and debt redemption charges.

We believe that net income attributable to DaVita Inc. excluding after-tax non-cash goodwill impairment charge and debt redemption charges enhances a user’s understanding of our normal net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. for these periods by providing a measure that is more meaningful because it excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and also from the redemption of $200 million aggregate principal amount of our outstanding 6 5/8% senior notes due 2013 that occurred in the second quarter of 2010 and accordingly, is more comparable to prior periods and indicative of consistent net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc. These measures are not measures of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income attributable to DaVita Inc. and diluted earnings per share attributable to DaVita Inc.

Net income attributable to DaVita Inc. excluding after-tax non-cash goodwill impairment charge and debt redemption charges:

	Three months ended			Six months ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net income attributable to DaVita Inc.	$100,015	$94,502	$107,853	$194,517	$217,276
Add: Non-cash goodwill impairment charge	24,000	—	—	24,000	—
Add: Debt redemption charges	—	—	4,127	—	4,127
Less: Related income tax	(9,600)	—	(1,605)	(9,600)	(1,605)

	$114,415	$94,502	$110,375	$208,917	$219,798

Diluted earnings per share attributable to DaVita Inc. excluding after-tax non-cash goodwill impairment charge and debt redemption charges:

	Three months ended			Six months ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Diluted earnings per share attributable to DaVita Inc.	$1.03	$0.96	$1.04	$1.99	$2.08
Add: Non-cash goodwill impairment charge	0.14	—	—	0.14	—
Add: Debt redemption charges	—	—	0.02	—	0.02

	$1.17	$0.96	$1.06	$2.13	$2.10

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

2.	Operating income excluding pre-tax non-cash goodwill impairment charge.

We believe that operating income excluding pre-tax non-cash goodwill impairment charge enhances a user’s understanding of our normal operating income for these periods by providing a measure that is more meaningful because it excludes a non-cash goodwill impairment charge that resulted from a decrease in the implied fair value of goodwill below its carrying amount associated with our infusion therapy business during the second quarter of 2011 and accordingly, is more comparable to prior periods and indicative of consistent operating income. This measure is not a measure of financial performance under United States generally accepted accounting principles (GAAP) and should not be considered as an alternative to operating income.

Operating income excluding an pre-tax non-cash goodwill impairment charge:

	Three months ended			Six months ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Operating income	$247,046	$235,553	$242,365	$482,599	$485,031
Add: Non-cash goodwill impairment charge	24,000	—	—	24,000	—

	$271,046	$235,553	$242,365	$506,599	$485,031

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3.	Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances an investor’s understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to an investor to fully understand the related income tax effects on DaVita Inc.’s operating results. This is not a measure under GAAP and should not be considered as an alternative to the effective income tax rate calculated in accordance with GAAP.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended			Six months ended June 30, 2011
	June 30, 2011	March 31, 2011	June 30, 2010
Income before income taxes	$187,705	$177,799	$195,322	$365,504

Income tax expense	$67,040	$63,047	$71,429	$130,087

Effective income tax rate	35.7%	35.5%	36.6%	35.6%

	Three months ended			Six months ended June 30, 2011
	June 30, 2011	March 31, 2011	June 30, 2010
Income before income taxes	$187,705	$177,799	$195,322	$365,504
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(21,020)	(20,297)	(16,319)	(41,317)

Income before income taxes attributable to DaVita Inc.	$166,685	$157,502	$179,003	$324,187

Income tax expense	67,040	$63,047	$71,429	$130,087
Less income tax attributable to noncontrolling interests	(370)	(47)	(279)	(417)

Income tax attributable to DaVita Inc.	$66,670	$63,000	$71,150	$129,670

Effective income tax rate attributable to DaVita Inc.	40.0%	40.0%	39.75%	40.0%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4.	Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under GAAP, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests provides an investor with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended			Six months ended June 30, 2011
	June 30, 2011	March 31, 2011	June 30, 2010
Cash provided by operating activities	$204,410	$329,783	$295,919	$534,193
Less: Income distributions to noncontrolling interests	(24,236)	(22,187)	(18,643)	(46,423)

Cash provided by operating activities attributable to DaVita Inc.	180,174	307,596	277,276	487,770
Less: Expenditures for routine maintenance and information technology	(55,096)	(41,079)	(27,760)	(96,175)

Free cash flow	$125,078	$266,517	$249,516	$391,595

	Rolling 12-Month Period
	June 30, 2011	March 31, 2011	June 30, 2010
Cash provided by operating activities	$816,110	$907,619	$877,844
Less: Income distributions to noncontrolling interests	(92,713)	(87,120)	(75,154)

Cash provided by operating activities attributable to DaVita Inc.	723,397	820,499	802,690
Less: Expenditures for routine maintenance and information technology	(204,948)	(177,612)	(110,429)

Free cash flow	$518,449	$642,887	$692,261